UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2015

ALLIANCE HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16609	33-0239910
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Bayview Circle, Suite 400, Newport Beach, California 92660

(Address of principal executive offices, including zip code)

949-242-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

On September 16, 2015, Fujian Thai Hot Investment Co., Ltd. (“Thai Hot”) agreed to purchase approximately 5,537,945 shares of common stock of Alliance HealthCare Services, Inc. (the “Company”) from funds managed by Oaktree Capital Management, L.P. (“Oaktree”) and MTS Health Investors, LLC (“MTS”), and Larry C. Buckelew (“Buckelew” and together with Oaktree and MTS, the “Selling Stockholders”) for approximately $102.5 million or $18.50 per share (the “Transaction”). Upon completion of the Transaction, Thai Hot will own an aggregate of approximately 51.5% of the outstanding shares of common stock of the Company.

The Transaction is subject to certain closing conditions, including, among others, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, clearance by the Committee on Foreign Investment in the United States, certain other foreign and domestic regulatory filings and approvals, receipt of consent of the Company’s lenders under the Company’s term loan and revolving credit facilities, and execution of a governance, voting and standstill agreement between the Company and Thai Hot, described more fully below. The Transaction is expected to close in the fourth quarter of 2015.

The Board of Directors of the Company (the “Board”) authorized a Special Committee, composed of the Company’s independent directors not affiliated with any Selling Stockholders, to review the Transaction on behalf of the Company and to negotiate any matters related to the Transaction with Thai Hot and the Selling Stockholders on behalf of the Company. In connection with the Transaction, the Special Committee, which hired independent legal counsel, negotiated and approved the terms of a term sheet between the Company and Thai Hot (the “Term Sheet”). On September 16, 2015, the Company and Thai Hot entered into the Term Sheet. While the Term Sheet is generally non-binding with respect to both the Company and Thai Hot, it does provide, among other matters, that the parties will use commercially reasonable best efforts to promptly execute a definitive agreement reflecting its terms and conditions. Pursuant to the Term Sheet, Thai Hot and the Selling Stockholders will each bear an agreed portion of the following Company expenses related to the Transaction: (i) 100% of the fees and expenses incurred by the Company in connection with the amendment or waiver of its credit agreement referred to above, and (ii) all reasonable and documented fees and expenses incurred by the Company in connection with the Transaction in excess of $1 million. In addition, subject to the approval of the Board or an authorized special committee of the Board, the Term Sheet provides that Thai Hot will fund a new management incentive arrangement which involves the issuance of $1.5 million in cash-based awards to the Company’s management.

Pursuant the Term Sheet, Thai Hot and the Company will enter into a Governance, Voting and Standstill Agreement (the “Agreement”) which will provide that Thai Hot is prohibited, for a period of three years after execution of the Agreement (the “Standstill Period”), from purchasing any shares of the Company’s equity securities without the approval of the independent directors of the Company not affiliated with Thai Hot; provided, that Thai Hot has the right to acquire additional shares to maintain its 51.5% ownership if such right is exercised within 120 days of Thai Hot’s ownership level falling below such level. During the Standstill Period and for so long as Thai Hot owns at least 35% of the fully diluted equity securities of the Company, Thai Hot will have the right to appoint to the Board the number of directors necessary to compromise a majority of the Board as well as two designees on certain Board committees. In the event that Thai Hot beneficially owns less than 35% but at least 25% of the Company’s outstanding common stock, Thai Hot will have the right to nominate three members to the Board, and the number of its permitted committee designees will decrease to one. In the event Thai Hot beneficially own less than 25% but at least 15% of the Company’s outstanding common stock, Thai Hot will have the right to nominate one member to the Board, and it will lose its right to have any committee designees. In the event Thai Hot beneficially owns less than 15% of the Company’s outstanding common stock, Thai Hot will have no contractual rights to nominate any members to the Board or to have any committee designees.

Pursuant to the Term Sheet, the initial three nominees to be appointed to the Board, conditioned on execution of the Agreement, closing of the Transaction and compliance with SEC, Nasdaq and IRS independence and other requirements, are Messrs. Kisum Wong, Yong Ge, and Tao Zhang. The new directors will replace Messrs. Michael P. Harmon, Curtis S. Lane and Aaron A. Bendikson who are expected to resign from the Board. Mr. Ge and Mr. Zhang are expected to both serve on the Compensation and the Nominating and Corporate Governance Committees of the Board. Mr. Wong is expected to be appointed as Chairman of the Board, with the current Chairman of the Board, Mr. Buckelew continuing to serve on the Board.

The Term Sheet also provides that during the Standstill Period, Thai Hot will vote its shares in favor of the nominees of the Nominating and Corporate Governance Committee and will not vote for the removal of any such persons unless recommended by the Nominating and Corporate Governance Committee. Further, for so long as Thai Hot beneficially owns at least 15% of the equity securities of the Company or one or more individuals affiliated with Thai Hot is a member of the Board, Thai Hot will not conduct any business that directly competes with the business of the Company as currently conducted.

The above description of the Term Sheet is qualified in its entirety by the text of the Term Sheet, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01: Other Events.

On September 16, 2015, the Company issued a press release in connection with the Transaction. A copy of the Company’s press release is furnished as Exhibit 99.1 hereto.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Term Sheet, dated as of September 16, 2015, among Alliance HealthCare Services, Inc. and Fujian Thai Hot Investment Co., Ltd.

99.1	Press Release dated September 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2015	ALLIANCE HEALTHCARE SERVICES, INC.

	By:	/s/ Howard K. Aihara
		Name:	Howard K. Aihara
		Title:	Executive Vice President and Chief Financial Officer

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